UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NIGHTDRAGON ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting in Lieu of Annual Meeting of Stockholders

NIGHTDRAGON ACQUISITION CORP.

To Be Held On:

December 2, 2022 at 9:00 a.m. (Pacific time)

at 101 Second Street, Suite 1275, San Francisco, California 94105

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 11/30/2022.

Please visit http://www.astproxyportal.com/ast/24096, where the following materials are available for view:

• Notice of Special Meeting in Lieu of Annual Meeting of Stockholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report
TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: help@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Special Meeting in Lieu of Annual Meeting of Stockholders.

MAIL: You may request a card by following the instructions above.

NightDragon’s Board of Directors Recommends A Vote For Proposal 1:

	1.	To adopt an amended and restated certificate of incorporation in the form reflecting the changes marked on the document attached to our proxy statement as Annex A (the “Restated Certificate”) to change the date by which we must consummate our initial business combination from March 4, 2023 (or June 4, 2023, if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination on or before March 4, 2023), to the time and date immediately following the filing of the Restated Certificate with the Secretary of State of the State of Delaware (the “Accelerated Termination Time”) and to make certain other technical and administrative changes (the “Charter Amendment Proposal”).

NightDragon’s Board of Directors Recommends A Vote For Proposal 2:

	2.	To amend our investment management trust agreement, dated March 1, 2021, with American Stock Transfer & Trust Company, LLC, as trustee, pursuant to an amendment in the form attached to our proxy statement as Annex B, to change the date on which the trustee must commence liquidation of the trust account established in connection with our initial public offering to the Accelerated Termination Time (the “Trust Amendment Proposal”).

NightDragon’s Board of Directors Recommends A Vote For Proposal 3:

	3.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”).

NightDragon’s Board of Directors Recommends A Vote For Proposal 4:

	4.	To approve one or more adjournments of the meeting from time to time, if necessary or appropriate (as determined by our board of directors or the chairperson of the meeting), including to solicit additional proxies to vote in favor of the Charter Amendment Proposal, Trust Amendment Proposal and Auditor Ratification Proposal, in the event that there are insufficient votes at the time of the meeting to establish a quorum or approve the Charter Amendment Proposal, Trust Amendment Proposal and Auditor Ratification Proposal.

Please note that you cannot use this notice to vote by mail.